Exhibit T3F.1
AMBASSADORS INTERNATIONAL, INC.
Cross Reference Table

Trust Indenture
Act Section		Indenture Section
310	(a) (1)	609
	(a) (2)	609
	(a) (3)	Not Applicable
	(a) (4)	Not Applicable
	(a) (5)	609
	(b)	608
	(c)	Not Applicable
311	(a)	613
	(b)	613
	(c)	Not Applicable
312	(a)	701(a); 702(a)
	(b)	702(b)
	(c)	702(c)
313	(a)	703(a)
	(b)	703(a)
	(c)	703(a)
	(d)	703(b)
314	(a)	704
	(b)	1402
	(c) (1)	102
	(c) (2)	102
	(c) (3)	Not Applicable
	(d)	1405(e)
	(e)	102
315	(a)	601
	(b)	602; 703(a)
	(c)	601
	(d)	601
	(e)	514
316	(a) (1) (A)	502; 512
	(a) (1) (B)	513
	(a) (2)	Not Applicable
	(b)	508
	(c)	104(c)
317	(a) (1)	503
	(a) (2)	504
	(b)	1003
318		107